                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 April 27, 2000
                                 --------------
                Date of Report (Date of earliest event reported)


                        ARMSTRONG WORLD INDUSTRIES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Pennsylvania                   1-2116                   23-0366390
       ------------------------------------------------------------------
  (State of Organization)    (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)


               2500 Columbia Avenue Lancaster, Pennsylvania 17603
         ---------------------------------------------------------------
         (Address of Registrant's Principal Executive Office)(Zip Code)


                                 (717) 397-0611
                                 ---------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------

     On April 27, 2000, Armstrong World Industries, Inc. ("Armstrong") entered into an agreement to sell all of the entities, assets and certain liabilities comprising its Armstrong Insulation Products business ("AIP") to Orion Einundvierzigste Beteiligungsgesellschaft Mbh ("Orion"), a subsidiary of the Dutch investment firm Gilde Investment Management N.V. for $280 million, subject to closing adjustments. The consideration includes approximately $250 million cash and $30 million in notes receivable. The notes receivable will be discounted to their fair market value of approximately $15.6 million. The consideration is primarily denominated in Euros and is subject to currency translation adjustments until closing. The transaction is expected to close by late May and result in an after tax gain of approximately $100 million, or $2.48 per share in Armstrong's second quarter.

     AIP manufactures and markets technical pipe and sheet insulation, primarily under the Armaflex brand name, thermoplastic technical pipe insulation, as well as metal and PVC insulation claddings.

     Under terms of the transaction, Orion will purchase all of the shares and worldwide assets and certain liabilities of AIP. AIP's current management team will continue to run the business along with its approximately 1,400 worldwide employees. AIP operates 12 manufacturing facilities in nine countries, including United States, United Kingdom, Germany, Poland, Switzerland, Italy, Spain, Australia and China. AIP reported sales of approximately $225 million in 1999.

     Armstrong plans to use the cash proceeds from the sale to reduce its outstanding debt.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
---------------------------------------------------------------------------

(A)  FINANCIAL STATEMENTS
-------------------------

     NONE.


(B)  PRO FORMA FINANCIAL INFORMATION
------------------------------------

     Armstrong has prepared the unaudited pro forma balance sheet as of December 31, 1999, as if the disposition had occurred on December 31, 1999.

     Armstrong has prepared the unaudited pro forma statement of operations for the year ended December 31, 1999 as if the disposition had occurred on January 1, 1999.

     The pro forma financial information does not purport to be indicative of the results that would have been obtained had the disposition been completed as of the date and for the period presented or the results that may be obtained by Armstrong in the future.

(C)  EXHIBITS
-------------

     Agreement for the sale and purchase of the Armstrong Insulation Business, dated as of April 27, 2000 by and among Armstrong World Industries, Inc. and Orion Einundvierzigste Beteiligungsgesellschaft Mbh

               Armstrong World Industries, Inc., and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                             As of December 31, 1999


                                                              Actual                             Pro Forma
                                                            December 31,     Pro Forma          December 31,
(in millions)                                                  1999         Adjustments             1999
                                                            ------------    -----------         ------------
       Assets
Current assets:
Cash and cash equivalents                                       $35.6      $240.5  (1)             $276.1
Accounts and notes receivable, net                              436.0       (31.8) (3)(4)           404.2
Inventories                                                     429.7       (22.7) (3)              407.0
Deferred income taxes                                            40.6           -                    40.6
Net assets of businesses held for sale                            2.2           -                     2.2
Other current assets                                             85.8        (1.9) (3)               83.9
                                                           ----------    --------               ---------
  Total current assets                                        1,029.9       184.1                 1,214.0
                                                           ----------    --------               ---------
Property, plant and equipment, net                            1,439.1       (80.2) (3)            1,358.9
Insurance for asbestos-related liabilities, noncurrent          270.0           -                   270.0
Investment in affiliates                                         34.2           -                    34.2
Goodwill, net                                                   935.1           -                   935.1
Other intangibles, net                                           56.6        (2.2) (3)(4)            54.4
Other noncurrent assets                                         399.6       (18.4) (2)(3)(4)        381.2
                                                           ----------    --------               ---------
  Total assets                                               $4,164.5       $83.3                $4,247.8
                                                           ==========    ========               =========
Liabilities and Shareholders Equity
Current liabilities:
Short-term debt                                                 $70.9           -                   $70.9
Current installments of long-term debt                           36.1           -                    36.1
Accounts payable and accrued expenses                           670.7       (24.8) (3)(4)           645.9
Income taxes                                                      7.3        39.7  (3)(7)            47.0
                                                           ----------    --------               ---------
  Total current liabilities                                     785.0        14.9                   799.9
                                                           ----------    --------               ---------
Long-term debt, less current installments                     1,412.9           -                 1,412.9
Employee Stock Ownership Plan (ESOP) loan guarantee             155.3           -                   155.3
Deferred income taxes                                            62.0           -                    62.0
Postretirement and postemployment benefit liabilities           245.2        (0.7) (3)              244.5
Pension benefit liabilities                                     200.2       (40.1) (3)              160.1
Asbestos-related long-term liabilities                          506.5          -                    506.5
Other long-term liabilities                                     106.4        (0.8) (3)              105.6
Minority interest in subsidiaries                                11.8           -                    11.8
                                                           ----------    --------               ---------
  Total noncurrent liabilities                                2,700.3       (41.6)                2,658.7
                                                           ----------    --------               ---------
Shareholders equity:
Common stock                                                     51.9           -                    51.9
Capital in excess of par value                                  176.4           -                   176.4
Reduction for ESOP loan guarantee                              (190.3)          -                  (190.3)
Retained earnings                                             1,196.2       113.1 (5)             1,309.3
Accumulated other comprehensive loss                            (16.5)       (3.1)(6)               (19.6)
Treasury stock                                                 (538.5)          -                  (538.5)
                                                           ----------    --------               ---------
  Total shareholders equity                                     679.2       110.0                   789.2
                                                           ----------    --------               ---------
  Total liabilities and shareholders equity                  $4,164.5       $83.3                $4,247.8
                                                           ==========    ========               =========

   See accompanying notes to the unaudited pro forma consolidated financial statements.

               Armstrong World Industries, Inc., and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1999


                                                              Actual                         Pro Forma
                                                            December 31,    Pro Forma       December 31,
(in millions)                                                  1999        Adjustments          1999
                                                            ------------   -----------      ------------
Net sales                                                    $3,443.8      ($225.7) (1)       $3,218.1
Cost of goods sold                                            2,290.3       (136.9) (1)        2,153.4
                                                            ---------     --------           ---------
                                                              1,153.5        (88.8)            1,064.7
                                                            ---------     --------           ---------
 Selling, general and administrative expense                    683.0        (43.1) (1)          639.9
Goodwill amortization                                            25.5            -                25.5
Reorganization reversals                                         (1.4)           -                (1.4)
Charge for asbestos liability                                   335.4            -               335.4
Equity (earnings) from affiliates                               (16.8)           -               (16.8)
                                                            ---------     --------           ---------
Operating income                                                127.8        (45.7)               82.1
                                                            ---------     --------           ---------
Interest expense                                                105.2        (15.8) (1)(2)        89.4
 Other (income), net                                             (6.6)        (2.6) (1)(3)        (9.2)
                                                            ---------     --------           ---------
Earnings before income taxes                                     29.2        (27.3)                1.9
Income tax expense                                               14.9         (7.7)                7.2
                                                            ---------     --------           ---------
Net earnings (loss)                                             $14.3       ($19.6)              ($5.3)
                                                            =========     ========           =========
Net loss per share of common stock:
  Basic                                                         $0.36                           ($0.13)
  Diluted                                                       $0.36                           ($0.13)

Average number of common shares outstanding:
  Basic                                                          39.9                             39.9
  Diluted                                                        40.2                             40.2

See accompanying notes to the unaudited pro forma consolidated financial statements.

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999


(1) Reflects cash consideration received of $250 million less cash of AIP as of December 31, 1999.

(2) Reflects the notes receivable consideration received of $30 million less discount to estimated fair market value of $15.6 million.

(3)  Reflects removal of assets and liabilities of AIP as of December 31, 1999

(4)  Reflects anticipated direct transaction costs.

(5) Reflects the pro forma effect on retained earnings of the transaction as if it occurred on December 31, 1999.

(6) Reflects the removal of cumulative translation adjustment related to AIP as of December 31, 1999.

(7)  Reflects the estimated income taxes payable from the sale.


        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


(1)  Reflects the removal of the operating results of AIP.

(2) Reflects Armstrong's reduced interest expense due to the cash proceeds from the disposition used to pay outstanding debt at an interest rate of 6.0%.

(3) Reflects interest income and amortization of discount from the notes receivable issued as part of the total consideration.

(C)  EXHIBITS
-------------


   EXHIBIT NO.      DESCRIPTION OF DOCUMENT
   ----------       -----------------------

       2 Agreement for the sale and purchase of the Armstrong Insulation Business, dated as of April 27, 2000 by and among Armstrong World Industries, Inc. and Orion Einundvierzigste Beteiligungsgesellschaft Mbh

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ARMSTRONG WORLD INDUSTRIES, INC.
                                      (registrant)


Date: May 12, 2000                    By: \s\ William C. Rodruan
                                          ----------------------
                                          William C. Rodruan
                                          Vice President and Controller
                                          (Principal Accounting Officer)